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                                                                    Exhibit 10.4

$240,000                      New Haven, Connecticut              August 1, 2000



         For value received, KENNETH B. KASHKIN, M.D. ("MAKER"), of Sparta, New Jersey, hereby promises to pay to GENAISSANCE PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), or order, five (5) years from date, the principal sum of TWO HUNDRED FORTY THOUSAND DOLLARS ($240,000), with interest from the date hereof on said principal sum, or the unpaid balance thereof from time to time outstanding, payable in equal annual installments of principal and interest, on each anniversary of the date of this Note, at the applicable federal rate per annum effective on the date hereof, together with all costs, including reasonable attorneys' fees, incurred in the collection of this Note, or in any proceedings to otherwise enforce or protect this Note; provided that, if not sooner paid, the entire unpaid principal amount of this Note, with all accrued and unpaid interest thereon, shall be due and payable on the fifth anniversary of the date of this Note.

         (1) Both the principal of and interest on this Note shall be payable in lawful money of the United States of America, at the principal office of the Company, 5 Science Park, New Haven, Connecticut 06511, or at such other place as the holder hereof, from time to time or at any time, shall designate in writing.

         (2) This Note may be prepaid at any time, in whole or in part, without premium or penalty but with accrued interest on the amount being so prepaid.

         (3) This Note is secured by a Stock Pledge Agreement, of even date (the "Pledge Agreement"), between the Maker and the Company, pursuant to which the Maker has pledged to the Company certain shares of stock of the Company.

         (4) The entire unpaid principal amount of this Note and all accrued and unpaid interest thereon shall become due and payable on demand of the holder hereof if any one or more of the following "events of default" shall occur:

                  (a) default in the payment of any installment of the interest on this Note when and as the same becomes due and payable and the continuance thereof for a period of ten (10) days;

                  (b) default in the due observance or performance of any of the covenants or agreements on the part of the Maker hereof contained in Maker's employment agreement with the Company, and/or under the Pledge Agreement and the continuance thereof for thirty (30) days after written notice shall have been given to the maker hereof by the holder hereof; or

                  (c) The Maker (i) shall be adjudicated a bankrupt or insolvent, or (ii) is unable, or admits in writing, his inability to pay his debts as they mature or calls a meeting of his creditors, or (iii) files a voluntary petition in bankruptcy or a petition or an answer seeking a composition or an arrangement with creditors or to take advantage of any insolvency law, or an


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answer admitting the material allegations of a petition filed against him in any bankruptcy or insolvency proceedings.

         (5) No course of dealing between the Maker and the holder of this Note shall operate as a waiver of any right of such holder, and no delay on the part of the holder hereof in exercising any right hereunder shall operate as such a waiver.

         (6) All of the promises, agreements and stipulations by the Maker hereof in this Note contained shall bind his heirs, executors, administrators and assigns, whether or not so expressed.

         (7) This Note shall be construed in accordance with and governed by the laws of the State of Connecticut, without regard to its conflict of laws rules.

         (8) Maker hereby irrevocably submits, for himself and his property, to the nonexclusive jurisdiction of any Connecticut State or United States Federal court sitting in the State of Connecticut, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note, or for recognition or enforcement of any judgment, and Maker hereby irrevocably and unconditionally agrees that all claims in respect to such action or proceeding may be heard and determined in such Connecticut State or Federal court.

         IN WITNESS WHEREOF, KENNETH B. KASHKIN, M.D. has signed and dated this Note on the day and year first above written.



                                            /s/ Kenneth B. Kashkin
                                            ------------------------------------
                                            Kenneth B. Kashkin


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